UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: August 19, 2004
(Date of earliest event reported)

Fauquier Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-25805	54-1288193
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10 Courthouse Square
Warrenton, Virginia 20186
(540) 347-2700
(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

n/a

(Former name or former address, if changed since last report.)

Item 4. Change in Registrant’s Certifying Accountant.

On August 19, 2004, Fauquier Bankshares, Inc. (“Fauquier” or the “Registrant”) terminated the engagement of Yount, Hyde & Barbour, PC (“YHB”) as its independent auditor in order to engage YHB, which has audited the Registrant’s financial statements since January 1, 1986, to perform the Registrant’s internal audit function and assist the Registrant in preparing for compliance with the management report on internal control required by the Sarbanes-Oxley Act of 2002. In connection with the change in independent auditor, also on August 19, 2004, the Registrant engaged Smith Elliott Kearns & Company, LLC (“Smith Elliott”) as the Registrant’s independent auditor for the year ending December 31, 2004. These changes in auditors were recommended and approved by the Audit Committee of the Registrant’s Board of Directors.

During Fauquier’s two fiscal years ended December 31, 2003, and during the subsequent interim period through August 19, 2004, there was no disagreement between Fauquier and YHB on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to YHB’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with its reports on Fauquier’s consolidated financial statements. The audit reports of YHB on the consolidated financial statements of Fauquier as of and for the two fiscal years ended December 31, 2003 did not contain any adverse opinion or disclaimer of opinion, nor were these opinions qualified or modified as to uncertainty, audit scope or accounting principles.

Fauquier provided YHB with a copy of the foregoing disclosures. Attached, as Exhibit 16, is a copy of YHB’s letter, dated August 19, 2004, stating its agreement with such statements.

During Fauquier’s two fiscal years ended December 31, 2003, and during the subsequent interim period through August 19, 2004, Fauquier did not consult with Smith Elliott regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Fauquier’s consolidated financial statements.

Item 7. Financial Statements and Exhibits.

(a)- Not applicable.

(b)- Not applicable.

(c)- Exhibits.

Exhibit 16	Letter from Yount, Hyde & Barbour, PC to the Securities and Exchange Commission dated August 19, 2004. Filed with this document.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FAUQUIER BANKSHARES, INC.
(Registrant)

/s/ Eric P. Graap

Senior Vice President and Chief Financial Officer

Date: August 19, 2004

Exhibit Index

Exhibit Number	Exhibit Description

16	Letter from Yount, Hyde & Barbour, PC to the Securities and Exchange Commission dated August 19, 2004. Filed with this document.